As filed with the Securities and Exchange Commission on December 18, 2024

Registration No. 333-280797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 4
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
(Exact Name of Registrant as Specified in its Charter)

_______________________

British Virgin Islands	7841	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_______________________

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.
Unit 1214, ONE BKC, G Block
Bandra Kurla Complex
Bandra East
Mumbai, India 400 051
Tel: (284)494-2810

_______________________

CCS Global Solutions, Inc.
530 Seventh Avenue, Suite 508
New York, NY 10018
Tel: +1-315-9304588

_______________________

Copy to:

Thomas J. Poletti, Esq.
Veronica Lah, Esq.
Manatt, Phelps & Phillips LLP
695 Town Center Drive, 14th Floor
Costa Mesa, CA 92626
(714) 371-2500

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this
Registration Statement becomes effective.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

Lytus Technologies Holdings PTV. Ltd. is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form F-1 (File No. 333-280797) as an exhibits-only filing to file Exhibits 5.1 and 23.1 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus has not changed and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

On June 3, 2024, Lytus Technologies Holdings PTV. Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Investors”) as purchasers, pursuant to which the Company is issuing the Investors senior secured promissory notes in the aggregate principal amount of up to $3,888,889.00, with an aggregate purchase price of up to $3,500,000.00, common share purchase warrants for the purchase of up to 830,957 shares of Common Stock at an initial price per share of $3.51, and 50,000 shares of Common Stock (the “Commitment Shares”). Pursuant to the Purchase Agreement, the Company will issue the senior secured promissory notes, common share purchase warrants and Commitment Shares to the Investors in multiple tranches. Under the first tranche, the Company issued each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $1,427,778.00 and $238,888.88, respectively (the “Notes”). In connection with the issuance of the Notes, the Company issued each of Mast Hill and FirstFire a common stock purchase warrant (the “Warrants”) to purchase from the Company 305,080 shares of Common Stock and 51,045 shares of Common Stock, respectively. The Company issued each of Mast Hill and FirstFire 18,357 and 3,071 Commitment Shares, respectively. Under each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire a senior secured promissory note in the principal amount of $951,851.84 and $159,259.26, respectively (the “Tranche Notes”). In connection with the issuance of the Tranche Notes, the Company will issue each of Mast Hill and FirstFire a common stock purchase warrant to purchase from the Company 203,387 shares of Common Stock and 34,029 shares of Common Stock, respectively. In connection with each of the second trance and third tranche, the Company will issue each of Mast Hill and FirstFire 12,238 and 2,048 Commitment Shares, respectively. The closings of the sale of the sale of the Tranche Notes and related warrants are subject to certain closing conditions as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company entered into a registration rights agreement (the “RRA”) with the Investors to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. The Company agreed to file with the Securities and Exchange Commission an initial Registration Statement covering the maximum number of Registrable Securities, plus the shares underlying the ELOC Warrant (as that term is defined below), within thirty (30) calendar days from the date of the RRA so as to permit the resale the Registrable Securities by the Investors. Pursuant to the

Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Investors pursuant to which the Company granted to the Investors a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all the Company’s obligations under the Notes.

On August 31, 2023, the Company entered into a Securities Purchase Agreement (the “September 2023 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $454,130.00 in principal amount of the Company’s Series A Convertible Preferred Shares, par value $0.01 (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares (the “Preferred Warrants”) and warrants the (September 2023 Common Warrants”) to purchase the Company’s common shares, par value $0.01 (the “Common Shares). The Preferred Shares are convertible into Common Shares, at an initial conversion price per share of $0.40, subject to adjustment under certain circumstances described in the certificate of designations for the Preferred Shares. The holder of Preferred Shares has the option, at any time and for any amount of such Preferred Shares, to convert Preferred Shares at an alternative conversion price that is the lower of the conversion price in effect, or at a 85% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.0787 (such price, the “Preferred Alternate Conversion Price”). In light of the fact that the Preferred Alternate Conversion Price can be 85% of the then-market price of our VWAP, the Preferred Shares are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The September 2023 Common Warrants are exercisable for five years to purchase an aggregate of up to 3,182,250 Common Shares at an initial exercise price of $0.44, subject to adjustment under certain circumstances described in the September 2023 Common Warrants. The Preferred Warrants are exercisable for two years to purchase an aggregate of up to 8,235 Preferred Shares at an initial exercise price of $850.00, subject to adjustment under certain circumstances described in the Preferred Warrants. The Preferred Shares and September 2023 Common Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On November 9, 2022, the Company entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with a certain accredited investor as purchaser, pursuant to which, the Company sold $3,333,333.33 in principal amount of unsecured senior convertible notes (the “November 2022 Notes”) and warrants (the “November 2022 Warrants”). The November 2022 Notes were issued with a conversion price at a 20% premium to the most recent closing price, an original issue discount of 10%, do not bear interest, and mature twelve months from the date of issuance. The November 2022 Notes are convertible into shares of the Company’s common shares, par value $0.01 per share (“Common Shares”), at a conversion price per share of $1.044, subject to adjustment under certain circumstances described in the Notes. The holder of November 2022 Notes has the option, at any time and for any amount of such November 2022 Notes, to convert November 2022 Notes at an alternate conversion price (the “Note Alternate Conversion Price”) that is the lower of the conversion price in effect, or at a 90% discount to the then-volume weighted average price of our common shares, but in no event less than the conversion floor price of $0.174. In light of the fact that the Note Alternate Conversion Price can be 90% of the then-market price of our VWAP, the Convertible Notes are considered “Future Priced Securities” under Nasdaq rules that relate to the continued listing qualification of companies. The November 2022 Warrants are exercisable for five years to purchase an aggregate of up to 1,754,386 Common Shares at an exercise price of $0.957, subject to adjustment under certain circumstances described in the November 2022 Warrants. The November 2022 Notes and November 2022 Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On July 1, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with an institutional investor (the “Investor”), pursuant to which it sold to the Investor 100 units (each, a “Unit” and collectively, the “Units”) at a price of $8,800 per Unit, consists of (i) a six-month, 7% Senior Secured Promissory Note in the aggregate principal amount of $10,000 per Unit purchased, reflecting an original issue discount of 12% (the “July 2021 Note”), and (ii) one half of a three-year warrant (each, a “July 2021 Warrant” and collectively, the “July 2021 Warrants”) to purchase 10,000 shares of the Company’s common shares (the transaction, the “Bridge Financing”). The principal and accrued interest of the July 2021 Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of the July 2021 Note, or (ii) a firm commitment underwritten public offering that results in the common shares being traded on a U.S. national securities exchange (a “Qualified IPO”). On July 1, 2021, the shareholder from whom the Company purchased the GHSI shares (with consent form the Company) and the Investor entered into a pledge agreement (the “Pledge Agreement”), pursuant to which such shareholder (with approval and consent from the Company) agreed to pledge and grant the Investor a security interest in 75% of its equity interest in GHSI and all related Future Rights, and the Proceeds as such terms are defined in the Pledge Agreement. In addition, the Investor and GHSI entered into a Guaranty and Suretyship Agreement, pursuant to which it agrees to jointly and severally guarantees the payment of the July 2021 Note.

The Warrants issued in this Bridge Financing will be exercisable six months after the Qualified IPO and allow the Investor to purchase up to 500,000 common shares (the “Warrant Shares”) of the Company at a price of (i) the lesser of 110% of the of the price of the Qualified IPO and the lowest daily volume weighted average price during the ten trading days prior to exercise of the Warrant, if six months have elapsed since a Qualified IPO has occurred, or (ii) 110% of the price of the Qualified IPO if six months have not elapsed since a Qualified IPO; or (iii) $10.00 if a Qualified IPO has not occurred. The holder of the Warrants shall also have the purchase rights to acquire securities that the Company issues which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the issuances. The Warrants Sharers shall be registered by the Company on a resale registration statement on Form F-1 promptly following the Qualified IPO. The Bridge Financing was closed on July 15, 2021, and the Company received proceeds of $880,000. The Company has issued the Units in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

On February 3, 2022, the Company and an investor entered into a maturity date extension agreement (the “Extension Agreement”), pursuant to which the maturity date of the July 2021 Note was extended to the earlier of June 1, 2022 or a Qualified IPO. As cure for its maturity date default and in consideration for the extension of the maturity date of the July 2021 Note, the Company agreed to issue to the Investor $250,000 worth of its common shares or the equivalents at a price equal to the offering price in the Qualified IPO immediately prior to the closing of such Qualified IPO. The issuance of the Company’s securities shall be in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
1.1	Placement Agency Agreement		*
3.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd.	F-1	April 1, 2021	3.1
3.2	Extract of the Memorandum of Resolutions by the Directors	F-1	April 1, 2021	3.2
3.3	Resolutions by the Directors		*
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	August 23, 2021	4.1
4.2	Form of Senior Secured Note, issued by the Company to the Investor	6-K	November 10, 2022	4.2
4.3	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	November 10, 2022	4.1
4.4	Form of Warrant to Purchase Preferred Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.1
4.5	Form of Warrant to Purchase Common Shares, issued by the Company to the Investor	6-K	September 6, 2023	4.2
4.6	Form of Senior Secured Promissory Note, issued by the Company to the Investors	6-K	June 13, 2024	4.1
4.7	Form of Common Warrant, issued by the Company to the Investors	6-K	June 13, 2024	4.2
4.8	Form of Common Stock Purchase Warrant, issued by the Company to Mast Hill	6-K	June 13, 2024	4.3
5.1	Opinion of McW Todman & Co.		**

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
5.2	Opinion of Pandya Juris LLP		*
10.1	Employment Agreement between the Registrant and its CEO†	F-1	April 1, 2021	10.1
10.2	Employment Agreement between the Registrant and its CFO†	F-1	April 1, 2021	10.2
10.3	Agreement to Acquire Customer List, dated June 20, 2019, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.3
10.4	Supplemental Agreement, dated December 6, 2019, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.4
10.5	Secondary Supplemental Agreement, dated June 30, 2020, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.5
10.6	Share Purchase Agreement, dated March 19, 2020, by and among Lytus Technologies Holdings PTV. Ltd., Lytus Technologies Private Limited and the shareholders of Lytus Technologies Private Limited†	F-1	April 1, 2021	10.6
10.7	Share Purchase Agreement, dated February 21, 2020, by and among Lituus Technologies Limited, DDC CATV Network Private Limited, and all of the shareholders of DDC CATV Network Private Limited†	F-1	April 1, 2021	10.7
10.8	Assignment of Contract dated March 20, 2020, by and between Lituus Technologies Limited and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.8
10.9	Assignment of Contract dated March 20, 2020, by and between Jagjit Singh Kohli and Lytus Technologies Holdings PTV. Ltd.†	F-1	April 1, 2021	10.9
10.10	Share Purchase Agreement, dated October 30, 2020, by and between Lytus Technologies Holdings PTV. Ltd., Global Health Sciences, Inc. and its shareholder†	F-1	April 1, 2021	10.10
10.11	Agreement for Subscription of Debentures, dated December 30, 2020, by and between Lytus Technologies Private Limited and Veeta Legal Services Private Limited†	F-1	April 1, 2021	10.11
10.12	Third Supplemental Agreement, dated February 5, 2021, to the Agreement to Acquire Customer List by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1	April 1, 2021	10.12
10.13	Form of the underwriters’ warrant	F-1/A	June 15, 2021	10.13
10.14	Form of lockup agreement†	F-1/A	June 15, 2021	10.14
10.15	Form of the subscription agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.15
10.16	Form of the investor warrant in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.16
10.17	Form of the secured promissory note in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.17
10.18	Form of the pledge agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.18
10.19	Form of the Guaranty and Suretyship Agreement in connection with the Bridge Financing†	F-1/A	August 23, 2021	10.19
10.20	Management Service Agreement, dated March 1, 2020, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.20
10.21	Deed of Confirmation, dated November 19, 2021, by and between Lytus Technologies Private Limited and Reachnet Cable Services Private Limited†	F-1/A	December 6, 2021	10.21

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
10.22	Maturity Date Extension, Amendment To Loan Documents And Reaffirmation Agreement, dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.22
10.23	Registration Rights Agreement dated February 3, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC†	F-1/A	February 9, 2022	10.23
10.24	Engagement Letter between OpulusBizserve Private Limited and Lytus Technologies Holdings PTV Ltd. dated December 10, 2020†	F-1/A	March 9, 2022	10.24
10.25	Maturity Date Extension, Amendment No. 2 To Loan Documents And Reaffirmation Agreement, dated June 6, 2022, by and between Lytus Technologies Holdings PTV. Ltd. and GPL Ventures, LLC	POS AM	June 8, 2022	10.25
10.26	Form of Registration Rights Agreement, between the Company and the Investor	6-K	November 10, 2022	10.2
10.27	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	November 10, 2022	10.1
10.28	Modification Agreement, dated December 11, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.1
10.29	Deed of Assignment, dated December 12, 2022, between the Company and Reachnet Cable Services Pvt. Ltd.	6-K	January 23, 2023	10.2
10.30	Agreement for Acquisition, by and between Sri Sai and Reachnet, dated August 11, 2022.	6-K	January 23, 2023	10.3
10.31	Share Purchase Agreement dated March 27, 2023, by and among the Company and the shareholders of Sri Sai.		*
10.32	Share Purchase Agreement dated March 1, 2023, by and among the Company, Dharmesh Pandya, and Lytus Technologies, Inc.		*
10.33	Form of Securities Purchase Agreement, between the Company and the Investor	6-K	September 6, 2023	10.1
10.34	Form of Registration Rights Agreement, between the Company and the Investor	6-K	September 6, 2023	10.2
10.35	Share Purchase Agreement, between the Company and Sri Sai Cable and Broadband Private Ltd.		*
10.36	Form of Securities Purchase Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.1
10.37	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.2
10.38	Form of Security Agreement, dated June 3, 2024, between the Company and the Investors	6-K	June 13, 2024	10.3
10.39	Form of Equity Purchase Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.4
10.40	Form of Registration Rights Agreement, dated June 3, 2024, between the Company and Mast Hill	6-K	June 13, 2024	10.5
10.41	Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan	S-8	November 22, 2023	10.1
10.42	First Amendment to the Registration Rights Agreement, dated July 8, 2024, between the Company and the Investors		*
10.43	First Amendment to the Security Agreement, dated July 8, 2024, between the Company and the Investors		*
10.44	First Amendment to the Equity Purchase Agreement, dated July 30, 2024, between the Company and Mast Hill	20-F	August 15, 2024	4.51
10.45	Second Amendment to the Equity Purchase Agreement, dated August 21, 2024, between the Company and Mast Hill		*
10.46	Third Amendment to the Equity Purchase Agreement, dated October 16, 2024, between the Company and Mast Hill		*

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
14.1	Code of Conduct and Ethics	20-F	September 28, 2022	14.1
21.1	List of Subsidiaries of Lytus Technologies Holdings PTV. Ltd.		*
23.1	Consent of McW Todman & Co. (included in Exhibit 5.1)		**
23.2	Consent of Pandya Juris LLP (included in Exhibit 5.2)		*
23.3	Consent of Pipara & Co LLP		*
24.1	Power of Attorney (included on the signature page of this registration statement)		*
99.1	Charter of the Audit Committee	20-F	September 28, 2022	99.1
99.2	Charter of the Compensation Committee	20-F	September 28, 2022	99.2
99.3	Charter of the Nominating and Corporate Governance Committee	20-F	September 28, 2022	99.3
101.SCH	Inline XBRL Taxonomy Extension Schema Document.		**
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.		**
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.		**
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.		**
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).		**
107	Filing Fee Table		*

____________

*        Previously filed.

**      Filed herewith.

***    To be filed by amendment.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on December 18, 2024.

Lytus Technologies Holdings PTV. Ltd.
By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dharmesh Pandya	Director and Chief Executive Officer	December 18, 2024
Dharmesh Pandya	(Principal Executive Officer)
*	Chief Financial Officer and Director	December 18, 2024
Shreyas Shah	(Principal Accounting and Financial Officer)
*	Director	December 18, 2024
Rajeev Kheror
*	Director	December 18, 2024
Parvez Master
*	Director	December 18, 2024
Robert M. Damante
*By: /s/ Dharmesh Pandya
Dharmesh Pandya Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on December 18, 2024.

Authorized U.S. Representative
Dharmesh Pandya
By:	/s/ Dharmesh Pandya
Name: Dharmesh Pandya
Title: Chief Executive Officer